Exhibit 99.1

      OIL STATES ANNOUNCES RECORD FIRST QUARTER EARNINGS OF $0.50 PER SHARE

        HOUSTON, Texas, April 27 /PRNewswire-FirstCall/ -- Oil States International, Inc. (NYSE: OIS) today reported a 57% year-over-year increase in net income for the quarter ended March 31, 2005. Net income for the first quarter of 2005 increased to $25.3 million, or $0.50 per diluted share, from $16.2 million, or $0.32 per diluted share, in the first quarter of 2004. Oil States' revenues and EBITDA (defined as net income plus interest, taxes, depreciation and amortization) for the first quarter of 2005 increased 63% and 89%, respectively, from last year's results as each business segment generated improved operating results.(A) The Company generated $331.9 million of revenues and $52.5 million of EBITDA in the first quarter of 2005 compared to $204.2 million and $27.8 million, respectively, in the first quarter of 2004. Tubular Services benefited from continued strong U.S. land drilling activity, limited oil country tubular goods ("OCTG") supplies and the acquisition of the U.S. OCTG distribution business of Hunting Energy Services, L.P. ("Hunting"), completed in May 2004. Well Site Services generated increased revenues and EBITDA due to strong land drilling and Canadian oil sands activity, capital investments made in the North American drilling and accommodations businesses and contributions from the Elenburg acquisition completed in February 2005. Offshore Products also improved significantly year-over-year as volumes and margins expanded. The Company's effective tax rate in the first quarter of 2005 was 36.9% compared to an effective tax rate of 8.6% in the first quarter of 2004. The 2004 quarter included the Company's recognition of a $5.4 million income tax benefit related to the partial reversal of valuation allowances applied against net operating loss carryforwards. The Company expects that the effective rate for the full year 2005 will be approximately 35% - 38%. Capital expenditures during the first quarter of 2005 totaled $17.1 million.

        BUSINESS SEGMENT RESULTS

        Well Site Services
        Well Site Services generated strong first quarter earnings as year-over-year activity improved and the segment benefited from recently completed capital expenditures and acquisitions. Well Site Services' revenues and EBITDA in the first quarter of 2005 improved by 33% and 35%, respectively, from the first quarter of 2004. For the first quarter of 2005, revenues and EBITDA from the Well Site Services segment were $127.6 million and $32.1 million, respectively, compared to $96.1 million of revenues and $23.8 million of EBITDA in the first quarter of 2004. This year-over-year increase was primarily due improved results in the accommodations, land drilling and rental tool businesses. Accommodations' revenues and EBITDA were up 33% and 28%, respectively, due primarily to increased utilization, expanded capacity and economies of scale in the oil sands region of Canada. Land drilling's revenues and EBITDA were up 58% and 79%, respectively, from the first quarter of 2004 due to incremental earnings from the seven rigs acquired in the Elenburg acquisition, the additional rig added to the fleet in Texas and higher dayrates and cash margins. Overall utilization was slightly lower during the quarter due to normal, seasonal downtime in the Company's operations in the Rocky Mountains and Ohio. Revenues and EBITDA from the rental tool business were up 24% and 30%, respectively, from the first quarter of 2004 due to moderate pricing and activity improvements. The rental tools business also benefited during the quarter from acquisitions made in the second and third quarters of 2004.

        Offshore Products
        Offshore Products reported a much improved first quarter of 2005 with revenues of $66.5 million and EBITDA of $7.7 million compared to revenues of $41.9 million and EBITDA of $1.5 million in the first quarter of 2004. This 59% increase in revenues and 431% increase in EBITDA was primarily the result of higher activity levels and increased fixed cost absorption. Gross margin for the first quarter increased to 21% from 17% in the first quarter of 2004. Backlog was $99.8 million as of March 31, 2005 compared to $97.5 million as of December 31, 2004 and $76.9 million at March 31, 2004.

        Tubular Services
        Tubular Services generated record quarterly profits in the first quarter of 2005 as OCTG supply remained constrained and U.S. drilling activity continued to increase. Tubular Services generated $137.9 million of revenues and $15.4 million of EBITDA in the first quarter of 2005 compared to $66.2 million of revenues and $4.0 million of EBITDA in the first quarter of 2004. First quarter gross margin was 13.0% compared to 8.9% in the first quarter of 2004. Tubular Services also benefited from increases in OCTG mill pricing during the first quarter, contributions from the May 2004 Hunting acquisition and the overall year-over-year increase in drilling and completion activity, as the U.S. rig count increased 14% from the first quarter of 2004. OCTG shipments were 82,000 tons in the first quarter of 2005 compared to 67,300 tons shipped in the first quarter of 2004. The Company's OCTG inventory at March 31, 2005 was $142.0 million compared to $123.6 million at December 31, 2004 and $59.8 million at March 31, 2004. As of March 31, 2005, approximately 85% of Oil States' OCTG inventory was committed to customer orders.

        "Oil States had a record first quarter due to strong activity in many of our key markets as well as the benefits of our recent strategic capital spending and acquisition programs," stated Douglas E. Swanson, Oil States' President and Chief Executive Officer. "We were pleased to close the Elenburg acquisition during the quarter which provides us with a strong base for drilling in the Rockies. Looking forward, the year 2005 holds great promise for Oil States due to improved U.S. drilling activity, a recovery in deepwater spending, growth in the oil sands region of Canada and incremental earnings from the acquisitions closed over the past year. Second quarter 2005 results, of course, will be lower than first quarter 2005 results due to the normal seasonal slow-down in Canadian drilling activity. Our current expectations for second quarter earnings are in the range of $0.28 to $0.33 per diluted share." Oil States International, Inc. is a diversified oilfield services company. With locations around the world, Oil States is a leading manufacturer of products for deepwater production facilities and subsea pipelines, and a leading supplier of a broad range of services to the oil and gas industry, including production-related rental tools, work force accommodations and logistics, oil country tubular goods distribution, hydraulic workover services and land drilling services. Oil States is organized in three business segments -- Offshore Products, Tubular Services and Well Site Services, and is publicly traded on the New York Stock Exchange under the symbol OIS. For more information on the Company, please visit Oil States International's website at http://www.oilstatesintl.com .

        The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed within the "Business" section of the Form 10-K for the year ended December 31, 2004 filed by Oil States with the SEC on March 2, 2005.

        (A) The term EBITDA consists of net income plus interest, taxes, depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles. You should not consider it in isolation from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA as a supplemental disclosure because its management believes that EBITDA provides useful information regarding our ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.

                         Oil States International, Inc.
                            Statements of Operations
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                         Three Months Ended March 31,
                                                         ----------------------------
                                                             2005            2004
                                                         ------------    ------------
Revenue                                                  $    331,946    $    204,190
Costs and expenses:
  Cost of sales                                               260,653         161,297
  Selling, general and administrative                          19,065          14,691
  Depreciation and amortization                                10,228           8,572
  Other expense / (income)                                       (214)            532
Operating income                                               42,214          19,098

Interest income                                                   131              81
Interest expense                                               (2,314)         (1,647)
Other income                                                       46             145
  Income before income taxes                                   40,077          17,677
Income tax expense                                            (14,788)         (1,520)
  Net income applicable to common stock                  $     25,289    $     16,157

Net income per common share
  Basic                                                  $       0.51    $       0.33
  Diluted                                                $       0.50    $       0.32

Average shares outstanding

  Basic                                                        49,669          49,129
  Diluted                                                      50,560          49,754

Segment Data:
Revenues

  Well Site Services                                     $    127,595    $     96,140
  Offshore Products                                            66,491          41,888
  Tubular Services                                            137,860          66,162
Total Revenues                                           $    331,946    $    204,190

EBITDA (A)
  Well Site Services                                     $     32,123    $     23,758
  Offshore Products                                             7,744           1,459
  Tubular Services                                             15,401           3,975
  Corporate / Other                                            (2,780)         (1,377)
Total EBITDA                                             $     52,488    $     27,815

Operating Income / (Loss)

  Well Site Services                                     $     24,602    $     17,520
  Offshore Products                                             5,268            (798)
  Tubular Services                                             15,145           3,767
  Corporate / Other                                            (2,801)         (1,391)
Total Operating Income                                   $     42,214    $     19,098

                         Oil States International, Inc.
                           Consolidated Balance Sheets
                                 (in thousands)


                                                        Mar. 31, 2005   Dec. 31, 2004
                                                        -------------   -------------
                                                          (unaudited)      (audited)
Assets
  Current assets

    Cash                                                 $     21,188    $     19,740
    Accounts receivable                                       214,766         198,297
    Inventory                                                 230,712         209,825
    Prepaid and other current assets                            6,019           7,322
      Total current assets                                    472,685         435,184
  Property, plant and equipment, net                          242,686         227,343
  Goodwill                                                    272,014         258,046
  Other intangible assets, net                                  7,111           7,108
  Other long term assets                                        6,669           5,931

Total assets                                             $  1,001,165    $    933,612

Liabilities and stockholders' equity
  Current liabilities
    Accounts payable and accrued
     liabilities                                         $    143,695    $    159,265
    Income taxes payable                                       10,226           5,821
    Current debt                                                  576             228
    Deferred revenue                                           27,798          25,420
    Other current liabilities                                     438           2,296
      Total current liabilities                               182,733         193,030
  Long term debt                                              219,323         173,887
  Deferred income taxes                                        32,299          28,871
  Other liabilities                                             7,708           7,800
      Total liabilities                                       442,063         403,588

  Stockholders' equity

    Common stock                                                  499             496
    Additional paid-in capital                                343,691         338,906
    Retained earnings                                         193,469         168,180
    Accumulated other comprehensive
     income                                                    21,760          22,759
    Treasury stock                                               (317)           (317)
      Total stockholders' equity                              559,102         530,024

Total liabilities and stockholders'
 equity                                                  $  1,001,165    $    933,612

                         Oil States International, Inc.
                 Additional Quarterly Segment and Operating Data
                                   (unaudited)

                                                         Three Months Ended March 31,
                                                         ----------------------------
                                                             2005            2004
                                                         ------------    ------------
Additional Well Site Services
 Financial Data ($ in thousands)
  Revenues
    Accommodations                                       $     83,194    $     62,474
    Hydraulic Workover Services                                 8,490           7,634
    Rental Tools                                               19,057          15,374
    Land Drilling                                              16,854          10,658
  Total Revenues                                         $    127,595    $     96,140

  EBITDA (A)
    Accommodations                                       $     19,838    $     15,453
    Hydraulic Workover Services                                 1,021             772
    Rental Tools                                                5,889           4,534
    Land Drilling                                               5,375           2,999
  Total EBITDA                                           $     32,123    $     23,758

  Operating Income

    Accommodations                                       $     17,092    $     13,161
    Hydraulic Workover Services                                    74            (183)
    Rental Tools                                                3,263           2,317
    Land Drilling                                               4,173           2,225
  Total Operating Income                                 $     24,602    $     17,520

Well Site Services Supplemental
 Operating Data

  Accommodations Operating Statistics

    Average Mandays Served                                      9,225           9,567
    Average Camps Rented
      Canadian Side-by-Side Camps                                  64              56
      US Offshore Steel Buildings
       (10 foot wide)                                             119              75

  Hydraulic Workover Services
   Operating Statistics

    Average Units Available                                        30              30
    Utilization                                                  33.5%           27.0%
    Average Day Rate ($ in
     thousands per day)                                  $        9.4    $       10.3
    Average Daily Cash Margin

     ($ in thousands per day)                            $        1.9    $        2.1

  Land Drilling Operating
   Statistics

    Average Rigs Available                                         23              17
    Utilization                                                  86.0%           90.0%
    Implied Day Rate ($ in
     thousands per day)                                  $        9.6    $        7.9
    Implied Daily Cash Margin

     ($ in thousands per day)                            $        3.3    $        2.4

Offshore Products Backlog ($ in millions)                $       99.8    $       76.9

Tubular Services Operating Data

  Shipments (Tons in thousands)                                  82.0            67.3
  Quarter end Inventory ($ in
   thousands)                                            $    141,989    $     59,757

                         Oil States International, Inc.
            Reconciliation of GAAP to Non-GAAP Financial Information
                                 (in thousands)
                                   (unaudited)

                                                         Three Months Ended March 31,
                                                         ----------------------------
                                                             2005            2004
                                                         ------------    ------------
Net income                                               $     25,289    $     16,157
Income tax expense                                             14,788           1,520
Depreciation and amortization                                  10,228           8,572
Interest income                                                  (131)            (81)
Interest expense                                                2,314           1,647
     EBITDA                                              $     52,488    $     27,815

SOURCE  Oil States International, Inc.
    -0-                             04/27/2005
    /CONTACT:  Cindy B. Taylor of Oil States International, Inc.,
+1-713-652-0582/
    /Web site:  http://www.oilstatesintl.com /